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                       AGREEMENT AND PLAN OF ORGANIZATION

                             dated as of May 9, 1997

                                  by and among

                       TRAVEL SERVICES INTERNATIONAL, INC.

                               CRUISES ONLY, INC.

                                       and

                          the STOCKHOLDERS named herein

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                                TABLE OF CONTENTS

                                                                            Page

 1.       PURCHASE AND SALE...............................................  3

 2.       [INTENTIONALLY DELETED].........................................  3

 3.       DELIVERY OF CONSIDERATION.......................................  3

 4.       CLOSING.........................................................  5

 5.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND
          STOCKHOLDERS....................................................  7
          5.1      DUE ORGANIZATION.......................................  8
          5.2      AUTHORIZATION..........................................  9
          5.3      CAPITAL STOCK OF THE COMPANY...........................  9
          5.4      TRANSACTIONS IN CAPITAL STOCK.......................... 10
          5.5      NO BONUS SHARES........................................ 10
          5.6      SUBSIDIARIES........................................... 10
          5.7      PREDECESSOR STATUS; ETC................................ 11
          5.8      SPIN-OFF BY THE COMPANY................................ 11
          5.9      FINANCIAL STATEMENTS................................... 12
          5.10     LIABILITIES AND OBLIGATIONS............................ 12
          5.11     ACCOUNTS AND NOTES RECEIVABLE.......................... 14
          5.12     PERMITS AND INTANGIBLES................................ 15
          5.13     ENVIRONMENTAL MATTERS.................................. 16
          5.14     PERSONAL PROPERTY...................................... 17
          5.15     SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND
                   COMMITMENTS............................................ 18
          5.16     REAL PROPERTY.......................................... 19
          5.17     INSURANCE.............................................. 21
          5.18     COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED
                   LABOR MATTERS.......................................... 21
          5.19     EMPLOYEE PLANS......................................... 22
          5.20     COMPLIANCE WITH ERISA.................................. 24
          5.21     CONFORMITY WITH LAW; LITIGATION........................ 26
          5.22     TAXES.................................................. 27
          5.23     NO VIOLATIONS.......................................... 28
          5.24     GOVERNMENT CONTRACTS................................... 29
          5.25     ABSENCE OF CHANGES..................................... 29
          5.26     DEPOSIT ACCOUNTS; POWERS OF ATTORNEY................... 32
          5.27     VALIDITY OF OBLIGATIONS................................ 32
          5.28     RELATIONS WITH GOVERNMENTS............................. 33
          5.29     DISCLOSURE............................................. 33
          5.30     PROHIBITED ACTIVITIES.................................. 34
          5.31     AUTHORITY; OWNERSHIP................................... 35
          5.32     PREEMPTIVE RIGHTS...................................... 35

 6.       REPRESENTATIONS OF TSII......................................... 35
          6.1      DUE ORGANIZATION....................................... 36
          6.2      AUTHORIZATION.......................................... 36

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          6.3      CAPITAL STOCK OF THE TSII.............................. 37
          6.4      TRANSACTIONS IN CAPITAL STOCK.......................... 37
          6.5      SUBSIDIARIES........................................... 38
          6.6      FINANCIAL STATEMENTS................................... 38
          6.7      LIABILITIES AND OBLIGATIONS............................ 39
          6.8      CONFORMITY WITH LAW; LITIGATION........................ 39
          6.9      NO VIOLATIONS.......................................... 40
          6.10     VALIDITY OF OBLIGATIONS................................ 41
          6.11     TSII STOCK............................................. 41
          6.12     NO SIDE AGREEMENTS..................................... 42
          6.13     BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS........... 42
          6.14     TAXES.................................................. 42
          6.15     NO INTENTION TO DISPOSE OF LLC INTEREST................ 43
          6.16     COMPLETION OF DUE DILIGENCE............................ 43

 7.       COVENANTS PRIOR TO CLOSING...................................... 44
          7.1      ACCESS AND COOPERATION; DUE DILIGENCE.................. 44
          7.2      CONDUCT OF BUSINESS PENDING PRE-CLOSING................ 45
          7.3      PROHIBITED ACTIVITIES.................................. 47
          7.4      NO SHOP................................................ 49
          7.5      NOTICE TO BARGAINING AGENTS............................ 50
          7.6      AGREEMENTS............................................. 50
          7.7      NOTIFICATION OF CERTAIN MATTERS........................ 50
          7.8      AMENDMENT OF SCHEDULES................................. 51
          7.9      COOPERATION IN PREPARATION OF REGISTRATION
                   STATEMENT.............................................. 53
          7.10     FINAL FINANCIAL STATEMENTS............................. 55
          7.11     FURTHER ASSURANCES..................................... 56
          7.12     AUTHORIZED CAPITAL..................................... 56
          7.13     FORMATION OF LLC AND TRANSFER OF ASSETS................ 56
          7.14     BEST EFFORTS TO CONSUMMATE TRANSACTION................. 57

 8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND
          COMPANY......................................................... 57
          8.1      REPRESENTATIONS AND WARRANTIES......................... 58
          8.2      PERFORMANCE OF OBLIGATIONS............................. 58
          8.3      NO LITIGATION.......................................... 58
          8.4      OPINION OF COUNSEL..................................... 59
          8.5      REGISTRATION STATEMENT................................. 59
          8.6      CONSENTS AND APPROVALS................................. 59
          8.7      GOOD STANDING CERTIFICATES............................. 59
          8.8      NO MATERIAL ADVERSE CHANGE............................. 60
          8.9      CLOSING OF IPO......................................... 60
          8.10     SECRETARY'S CERTIFICATE................................ 60
          8.11     EMPLOYMENT AGREEMENTS.................................. 61
          8.12     DIRECTORS AND OFFICERS INSURANCE....................... 61

 9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF TSII..................... 61
          9.1      REPRESENTATIONS AND WARRANTIES......................... 61
          9.2      PERFORMANCE OF OBLIGATIONS............................. 62
          9.3      NO LITIGATION.......................................... 62
          9.4      SECRETARY'S CERTIFICATE................................ 62

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         9.5      NO MATERIAL ADVERSE EFFECT.............................. 63
         9.6      STOCKHOLDERS' RELEASE................................... 63
         9.7      TERMINATION OF RELATED PARTY AGREEMENTS................. 63
         9.8      OPINION OF COUNSEL...................................... 64
         9.9      CONSENTS AND APPROVALS.................................. 64
         9.10     GOOD STANDING CERTIFICATES.............................. 64
         9.11     REGISTRATION STATEMENT.................................. 64
         9.12     EMPLOYMENT AGREEMENTS................................... 64
         9.13     CLOSING OF IPO.......................................... 65
         9.14     FIRPTA CERTIFICATE...................................... 65

10.      COVENANTS OF TSII AND THE STOCKHOLDERS AFTER CLOSING............. 65
         10.1     RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN
                  OBLIGATIONS............................................. 65
         10.2     PRESERVATION OF TAX AND ACCOUNTING TREATMENT............ 66
         10.3     PREPARATION AND FILING OF TAX RETURNS................... 66
         10.4     DIRECTORS AND OFFICERS.................................. 68
         10.5     PRESERVATION OF EMPLOYEE BENEFIT PLANS.................. 68
         10.6     MAINTENANCE OF BOOKS.................................... 68

11.      INDEMNIFICATION.................................................. 69
         11.1     GENERAL INDEMNIFICATION BY COMPANY AND
                  STOCKHOLDERS............................................ 69
         11.2     INDEMNIFICATION BY TSII................................. 70
         11.3     THIRD PERSON CLAIMS..................................... 71
         11.4     EXCLUSIVE REMEDY........................................ 74
         11.5     LIMITATIONS ON INDEMNIFICATION.......................... 74

12.      TERMINATION OF AGREEMENT......................................... 77
         12.1     TERMINATION............................................. 77
         12.2     LIABILITIES IN EVENT OF TERMINATION..................... 77

13.      NONCOMPETITION................................................... 78
         13.1     PROHIBITED ACTIVITIES................................... 78
         13.2     DAMAGES................................................. 80
         13.3     REASONABLE RESTRAINT.................................... 80
         13.4     SEVERABILITY; REFORMATION............................... 81
         13.5     EFFECTIVENESS........................................... 81
         13.6     MATERIALITY............................................. 81
         13.7     LIMITATIONS............................................. 81

14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION........................ 82
         14.1     STOCKHOLDERS............................................ 82
         14.2     TSII.................................................... 83
         14.3     DAMAGES................................................. 85
         14.4     SURVIVAL................................................ 85

15.      TRANSFER RESTRICTIONS............................................ 85
         15.1     TRANSFER RESTRICTIONS................................... 85


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         15.2     CERTAIN TRANSFERS....................................... 86

16.      FEDERAL SECURITIES ACT REPRESENTATIONS........................... 87
         16.1     COMPLIANCE WITH LAW..................................... 88
         16.2     ECONOMIC RISK; SOPHISTICATION........................... 88

17.      REGISTRATION RIGHTS.............................................. 89
         17.1     PIGGYBACK REGISTRATION RIGHTS........................... 89
         17.2     DEMAND REGISTRATION RIGHTS.............................. 90
         17.3     REGISTRATION PROCEDURES................................. 92
         17.4     UNDERWRITING AGREEMENT.................................. 92
         17.5     AVAILABILITY OF RULE 144................................ 93

18.      GENERAL.......................................................... 93
         18.1     COOPERATION............................................. 93
         18.2     SUCCESSORS AND ASSIGNS.................................. 93
         18.3     ENTIRE AGREEMENT........................................ 94
         18.4     COUNTERPARTS............................................ 94
         18.5     BROKERS AND AGENTS...................................... 94
         18.6     EXPENSES................................................ 95
         18.7     NOTICES................................................. 96
         18.8     GOVERNING LAW........................................... 98
         18.9     EXERCISE OF RIGHTS AND REMEDIES......................... 98
         18.10  TIME...................................................... 98
         18.11  REFORMATION AND SEVERABILITY.............................. 98
         18.12  REMEDIES CUMULATIVE....................................... 98
         18.13  CAPTIONS.................................................. 99
         18.14  AMENDMENTS AND WAIVERS.................................... 99
         18.15  DEFINED TERMS............................................. 99

ANNEX I
 INTENTIONALLY DELETED....................................................105

ANNEX II
 CERTIFICATE OF INCORPORATION AND BY-LAWS OF TSII.........................106

ANNEX III
 CONSIDERATION TO BE PAID TO COMPANY......................................107

ANNEX IV
 STOCKHOLDERS AND STOCK OWNERSHIP OF THE COMPANY..........................108

ANNEX V
 STOCKHOLDERS AND STOCK OWNERSHIP OF TSII.................................109

ANNEX VI
 FORM OF OPINION OF COUNSEL TO TSII.......................................110

ANNEX VII
 FORM OF OPINION OF COUNSEL TO COMPANY AND STOCKHOLDERS...................114

ANNEX VIII
 FORM OF EMPLOYMENT AGREEMENT.............................................118


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                       AGREEMENT AND PLAN OF ORGANIZATION

         THIS AGREEMENT AND PLAN OF ORGANIZATION (the "Agreement") is made as of May 9, 1997, by and among TRAVEL SERVICES INTERNATIONAL, INC., a Delaware corporation ("TSII"), CRUISES ONLY, INC., a Florida corporation (the "COMPANY"), WAYNE HELLER, an individual residing in the City of Orlando, Florida, and JUDY HELLER, an individual residing in the City of Orlando, Florida. Wayne Heller and Judy Heller are referred to collectively herein as the "STOCKHOLDERS".

                  WHEREAS, the respective Boards of Directors of TSII and the COMPANY deem it advisable and in the best interests of TSII and the COMPANY and their respective stockholders that the COMPANY contribute the ownership of all of its assets and liabilities not specifically excluded from transfer in this Agreement to TSII, by transferring such assets to the LLC and transferring the LLC interest to TSII, in exchange for stock of TSII and cash pursuant to this Agreement and in accordance with the applicable provisions of the laws of the State of Delaware and the State in which the COMPANY is incorporated;

                  WHEREAS, TSII is entering into an Agreement and Plan of Organization (collectively, the "Other Agreements") with Auto- Europe, Inc. (Maine), a Maine corporation, Cruises, Inc., a New York corporation, the COMPANY, D-FW Tours, Inc., a Texas corporation, D-FW Travel Arrangements, Inc., a Texas corporation, and 800-Ideas, Inc., a Nevada corporation, and their respective stockholders in order to acquire additional businesses (the COMPANY, together with each of the entities

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         with which TSII has entered into the Other Agreements, are collectively referred to herein as the "Founding Companies");

                  WHEREAS, this Agreement, the Other Agreements and the IPO of TSII Stock constitute the "TSII Plan of Organization;"

                  WHEREAS, the STOCKHOLDERS and the Boards of Directors and the stockholders of TSII and each of the Other Founding Companies that are parties to the Other Agreements have approved and adopted the TSII Plan of Organization as an integrated plan pursuant to which (1)
         Auto-Europe, Inc. (Maine), the COMPANY, and 800-Ideas, Inc. will contribute the ownership of substantially all of their respective assets to TSII, (2) the stockholders of Cruises, Inc., D-FW Tours, Inc. and D-FW Travel Arrangements, Inc. will transfer the capital stock of such companies to TSII and (3) Auto-Europe, Inc. (Maine), the COMPANY, 800-Ideas, Inc., the public, and the Stockholders of Cruises, Inc., D-FW Tours, Inc. and D-FW Travel Arrangements, Inc. will acquire the stock of TSII as a tax-free transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended; and

                  WHEREAS,  in  consideration  of the  agreements  of the  Other
         Founding Companies pursuant to the Other Agreements (after being provided and having the opportunity to review such Other Agreements), the Board of Directors of the COMPANY has approved this Agreement as part of the TSII Plan of Organization in order to transfer the ownership of substantially all of the assets of the COMPANY to TSII.

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         NOW,  THEREFORE,  in  consideration  of the  premises and of the mutual
agreements,   representations,   warranties,  provisions  and  covenants  herein
contained, the parties hereto hereby agree as follows:

1.       PURCHASE AND SALE

         On the Funding and Consummation Date, (a) the COMPANY shall transfer, convey, assign and deliver to TSII, and TSII shall acquire and accept from the COMPANY, as a contribution to TSII under Section 351 of the Code, the LLC Interest, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

2.       [INTENTIONALLY DELETED]

3.       DELIVERY OF CONSIDERATION

         3.1 On the Funding and Consummation Date the COMPANY, which is on that date the holder of all outstanding certificates representing limited liability company interests of the LLC, shall, upon surrender of such certificates, receive the number of shares of TSII Stock and the amount of cash set forth on Annex III hereto, said cash to be payable by wire transfer.

         3.2  The  COMPANY  shall  deliver  to  TSII  at  the   Pre-Closing  the
certificates representing the LLC Interest, duly endorsed in blank by the COMPANY, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the COMPANY'S expense, affixed and cancelled. The COMPANY agrees

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promptly  to cure  any  deficiencies  with  respect  to the  endorsement  of the interest certificates or other documents of conveyance with respect to such LLC Interest or with respect to the stock powers accompanying the LLC Interest. TSII shall pay all transfer and revenue stamps involved in the formation of the LLC and the transfers to it contemplated by Section 7.13 hereof.

         3.3 All TSII Stock received by the COMPANY pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all of the other shares of outstanding TSII Stock by reason of the provisions of the Certificate of Incorporation of TSII or as otherwise provided by the Delaware GCL. All voting rights of such TSII Stock received by the COMPANY shall be fully exercisable by the COMPANY and the COMPANY shall not be deprived nor restricted in exercising those rights. On the Funding and Consummation Date, TSII shall have no class of capital stock issued and outstanding other than the TSII Stock and the Restricted Common Stock.

         3.4 Subject to the consummation of the transactions contemplated by this Agreement, the COMPANY and the STOCKHOLDERS shall have the right to designate Wayne Heller as a Director of TSII effective as of the Funding and Consummation Date, which right shall be implemented by appropriate action of the Board of Directors of TSII in accordance with its Certificate of Incorporation and By-Laws.

         3.5  TSII  agrees  to  pay  and   reimburse  to  the  COMPANY  and  the
STOCKHOLDERS, within 15 days after the Funding and Consummation

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Date,  all  documented,  out-of-pocket  costs,  including  accounting  and legal expenses, or additional taxes of any kind (including without limitation any additional tax imposed on the COMPANY or imposed on the STOCKHOLDERS resulting from the change in character of income derived by the STOCKHOLDERS) as the result of consummating the transactions contemplated by this Agreement in the form set forth herein rather than as a merger, regardless of where such costs or taxes may be incurred.

4.       CLOSING

         At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the transfer and delivery of the LLC Interest as contemplated by Section 1 hereof and (ii) effect the delivery of the consideration referred to in Section 3 hereof; provided, however, that such actions shall not include the actual completion of the transfer and delivery of the LLC Interest or the delivery of the consideration by wire transfer(s) referred to in Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. In the event that there is no Funding and Consummation Date and this Agreement terminates, TSII hereby covenants and agrees to do all things required by Delaware law and all things which counsel for the COMPANY advise TSII are required by applicable laws of the State in which the COMPANY is incorporated in order to rescind the effects, if any, of the transfer of the Assets to the LLC as described Section 7.13 and to pay all related costs of the COMPANY directly

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associated with such rescission.  The taking of the actions described in clauses
(i) and (ii) above (the "Pre-Closing") shall take place on the closing date (the "Pre-Closing Date") at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Washington, D.C. 20036. On the Funding and Consummation Date (x) all transactions contemplated by this Agreement, including the delivery of the LLC Interest and the delivery of shares and wire transfer(s) in an amount equal to the cash portion of the consideration which the COMPANY shall be entitled to receive pursuant to Section 3 hereof shall occur and (y) the closing with respect to the IPO shall be completed. The date on which the actions described in the preceding clauses (x) and (y) occur shall be referred to as the "Funding and Consummation Date." Except as provided in Sections 8 and 9 hereof with respect to actions to be taken on the Funding and Consummation
Date,   during  the  period  from  the  Pre-Closing  Date  to  the  Funding  and
Consummation Date this Agreement may only be terminated by a party if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such agreement. This Agreement shall in any event terminate if the Funding and Consummation Date has not occurred within 15 business days of the Pre-Closing Date. Time is of the essence.

         From the Pre-Closing Date to the Funding and Consummation Date the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (the "Escrow Agent") shall hold the certificates, instruments and other documents evidencing the LLC Interest and the transfer to TSII

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thereof (collectively, the "Escrowed Documents") in escrow at the Escrow Agent's office at 1333 New Hampshire Avenue, N.W., Washington, D.C. In the event the Funding and Consummation Date does not occur within 15 days of the Pre-Closing Date or in the event the stock and cash to be delivered to the Company have not been actually delivered to the Company within such 15-day period, then the Escrow Agent shall promptly deliver the Escrowed Documents to the Company. In the event the Funding and Consummation Date occurs within the 15-day period and the cash and stock owed to the Company under this Agreement are actually delivered to the Company within the 15-day period, then the Escrowed Documents shall be delivered to TSII. The Escrow Agent shall maintain possession of the Escrowed Documents in a safe and secure manner. The Escrow Agent shall only deliver the Escrowed Documents to TSII when all shares to be received by the Company and the cash portion of the funds owed to the Company under this Agreement have been actually delivered to the Company. "Actually delivered" for this purpose means: (a) in the case of shares of stock, the actual receipt by the Company at the Company's offices of duly executed and complete certificates of all stock; (b) in the case of the cash amount, the crediting, by the Company's designated bank which received the wire transfer, of the cash amount available for immediate withdrawal by the Company. The Company shall designate the Company's bank and bank account for the wire transfer by written notice to the Escrow Agent prior to the Funding and Consummation Date. The cash amount

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of the consideration  owed to the Company shall only be paid by wire transfer to that account designated in writing by the Company.

5.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS

         (A) REPRESENTATIONS AND WARRANTIES OF COMPANY AND
STOCKHOLDERS.

         Each of the COMPANY and the STOCKHOLDERS jointly and severally represents and warrants that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to
Section 7.8 hereof, shall be true at the time of Pre-Closing and the Funding and Consummation Date; provided, however, that representations and warranties relating to the LLC shall be true only at the time of Pre-Closing and the Funding and Consummation Date. Each of the COMPANY and the STOCKHOLDERS agrees that such representations and warranties shall survive the Funding and Consummation Date for a period of two years (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 5.22 hereof shall survive until such time as the limitations period has run for all Tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section
5.22 and (ii) solely for purposes of determining whether a claim for indemnification under Section 11.1(iii) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, TSII actually incurs liability under the 1933 Act, the 1934 Act, or any other federal or state securities

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laws as a result of a breach of a representation or warranty by the COMPANY or a
STOCKHOLDER, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this Section 5, the term "COMPANY" shall mean and refer to the COMPANY and all of its Subsidiaries, including the LLC.

         5.1 DUE ORGANIZATION. The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and the COMPANY is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in Florida, except (i) as set forth on
Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise), of the COMPANY taken as a whole (as used herein with respect to the COMPANY, or with respect to any other person, a "Material Adverse Effect"). Schedule 5.1 sets forth the jurisdiction in which the COMPANY is incorporated and contains a list of all such jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of the COMPANY (the "Charter Documents") are all attached hereto as Schedule 5.1. The stock records of the COMPANY, as heretofore made available to TSII, are correct and complete in all material respects. There are no minutes in the possession of the COMPANY or the STOCKHOLDERS which have not been made available to TSII, and all of such minutes are correct and complete in all respects. Except as set forth on Schedule 5.1, the most recent minutes of the COMPANY, which are dated no earlier than ten business days prior to the date hereof, affirm and ratify all prior acts of the COMPANY, and of its officers and directors on behalf of the COMPANY.

         5.2 AUTHORIZATION. (i) The representatives of the COMPANY executing this Agreement have the authority to enter into and bind the COMPANY to the terms of this Agreement and (ii) the COMPANY has the full legal right, power and authority to enter into and perform this Agreement, and all required approvals of the shareholders and the Board of Directors of the COMPANY have been obtained.

         5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the COMPANY is as set forth on Schedule 5.3. All of the issued and outstanding shares of the capital stock of the COMPANY are owned by the STOCKHOLDERS in the amounts set forth in Annex IV and further, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and further, such shares were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and federal laws concerning the issuance of securities.

Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

         5.4 TRANSACTIONS IN CAPITAL STOCK. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock since January l, 1994. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock; (ii) the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the COMPANY nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the transactions contemplated hereby and/or the TSII Plan of Organization. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY's stock and the material terms of such outstanding options, warrants or other rights.

         5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses.

         5.6 SUBSIDIARIES. Schedule 5.6 attached hereto lists the name of each of the COMPANY's subsidiaries, including the LLC (each, a "Subsidiary"), and sets forth the number and class of the authorized capital stock of each Subsidiary and the number of shares or interests of each Subsidiary which are issued and outstanding, all of which shares or interests (except as set forth on Schedule 5.6) are owned by the COMPANY, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth on Schedule 5.6, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity. The COMPANY is the sole owner of all of the issued and outstanding limited liability company interests of the LLC, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind.

         5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a listing of all names of all predecessor companies of the COMPANY, including the names of any entities acquired by the COMPANY (by stock purchase, merger or otherwise) or owned by the COMPANY or from whom the COMPANY previously acquired material assets. Except as disclosed on Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("Affiliates") since January 1, 1994.

         5.9 FINANCIAL STATEMENTS. Attached hereto as Schedule 5.9 are copies of the following financial statements (the "COMPANY Financial Statements") of the
COMPANY: the COMPANY's audited Consolidated Balance Sheets, if any, as of December 31, 1996, 1995 and 1994 and Statements of Income, Cash Flows and Retained Earnings, if any, for each of the years in the three-year period ended December 31, 1996 (December 31, 1996 being hereinafter referred to as the "Balance Sheet Date"). Except as set forth on Schedule 5.9, such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.9). Except as set forth on Schedule 5.9, such Consolidated Balance Sheets as of December 31, 1996, 1995 and 1994 present fairly the financial position of the COMPANY as of the dates indicated thereon, and such Consolidated Statements of Income, Cash Flows and Retained Earnings present fairly the results of operations for the periods indicated thereon.

         5.10 LIABILITIES AND OBLIGATIONS. The COMPANY has delivered to TSII an accurate list (which is set forth on Schedule 5.10) as of the Balance Sheet Date of (i) all liabilities of the COMPANY which are not reflected on the balance sheet of the COMPANY at the Balance Sheet Date or otherwise reflected in the COMPANY Financial

Statements at the Balance Sheet Date, (ii) any material liabilities of the COMPANY (including all liabilities in excess of $10,000) and (iii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements. Except as set forth on Schedule 5.10, since the Balance Sheet Date the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The COMPANY has also delivered to TSII on Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

               (i) a summary description of the liability together with the following:

                    (a) copies of all relevant documentation relating thereto;

                    (b) amounts  claimed and any other action or relief  sought;
               and

                    (c) name of  claimant  and all other  parties  to the claim, suit or proceeding;

               (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

               (iii) the date such claim, suit or proceeding was instituted; and

                  (iv) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

         5.11 ACCOUNTS AND NOTES RECEIVABLE. The COMPANY has delivered to TSII an accurate list (which is set forth on Schedule 5.11) of (i) all reservations that have been booked on cruises with a scheduled sailing date after the Pre-Closing Date and (ii) the accounts and notes receivable of the COMPANY, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDERS. Prior to the Pre-Closing Date the COMPANY shall also provide to TSII (x) an accurate list of all receivables obtained subsequent to the Balance Sheet Date up to the Pre-Closing Date and (y) an aging of all accounts and notes receivable showing amounts due in 30 day aging categories (the "A/R Aging Reports"). Except to the extent reflected on
Schedule 5.11 or as disclosed by the COMPANY to TSII in a writing accompanying the A/R Aging Reports, the accounts, notes and other receivables shown on
Schedule 5.11 and on the A/R Aging Reports are and shall be collectible in the amounts shown, net of reserves reflected in the balance sheet as of the Balance Sheet Date with respect to accounts receivable as of the Balance Sheet Date, and net of reserves reflected in the books and records of the COMPANY (consistent with the methods used for the balance sheet) with respect to accounts receivable of the COMPANY after the Balance Sheet Date.

         5.12 PERMITS AND INTANGIBLES. The COMPANY holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on its business, and the COMPANY has delivered to TSII an accurate list and summary description (which is set forth on Schedule 5.12) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the COMPANY (including interests in software or other technology systems, programs and intellectual property) (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 5.13). To the knowledge of the COMPANY, the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12 and 5.13 are valid, and the COMPANY has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules
5.12 and 5.13 and is not in violation of any of the foregoing except where such noncompliance or violation would not have a Material Adverse Effect on the COMPANY. Except as specifically provided on Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any such licenses, franchises, permits or government authorizations.

         5.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.13, (i) the COMPANY has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental Law); (ii) the COMPANY has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, a list of all of which permits and approvals is set forth on
Schedule 5.13, and has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the COMPANY except as permitted by Environmental Laws; (iv) the COMPANY knows of no on-site or off-site location to which the COMPANY has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANY or TSII for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) the COMPANY has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

         5.14 PERSONAL PROPERTY. The COMPANY has delivered to TSII an accurate list (which is set forth on Schedule 5.14) of (x) all personal property included in "depreciable plant, property and equipment" on the balance sheet of the COMPANY as of the Balance Sheet Date or that will be included on any balance sheet of the COMPANY prepared after the Balance Sheet Date, (y) all other personal property owned by the COMPANY with a value in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property, including, true, complete and correct copies of all such leases and agreements. The COMPANY shall indicate on

Schedule 5.14 those assets currently owned, or that were formerly owned, by STOCKHOLDERS, relatives of STOCKHOLDERS, or Affiliates of the COMPANY. Except as set forth on Schedule 5.14, (i) all personal property used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on
Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

         Except for the Excluded Assets listed on Schedule 7.13, the Assets constitute all of the property and assets used in, and/or necessary to operate, the business of the COMPANY as it is now being conducted and as contemplated to be conducted by the LLC on the Funding and Consummation Date.

         5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. The COMPANY has delivered to TSII an accurate list (which is set forth on Schedule 5.15) of (i) all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 5.15, means a customer (or person or entity) representing 5% or more of the COMPANY's annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 5.15, none of the COMPANY's significant customers (or persons or entities that are sources of a significant number of customers) have cancelled or substantially reduced or, to the knowledge of the COMPANY, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

         The COMPANY has listed on Schedule 5.15 all material contracts, commitments and similar agreements to which the COMPANY is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than contracts, commitments and agreements otherwise listed on Schedules 5.10, 5.14 or 5.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to TSII. The COMPANY has complied with all material commitments and obligations pertaining to it, and is not in default under any contracts or agreements listed on Schedule 5.15 and no notice of default under any such contract or agreement has been received. The COMPANY has also indicated on Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $25,000 by the COMPANY.

         5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the COMPANY (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, and all other property, if any, used by the COMPANY in the conduct of its business. The COMPANY has good and insurable title to the real property owned by it, including those reflected on Schedule 5.14, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

               (i) liens reflected on Schedules 5.10 or 5.16 as securing specified liabilities (with respect to which no default exists);

               (ii) liens for current Taxes not yet payable and assessments not in default;

               (iii) easements for utilities serving the property only; and

               (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located which do not adversely affect the current use of the property.

Schedule 5.16 contains, without limitation, true, complete and correct copies of all title reports and title insurance policies currently in possession of the COMPANY with respect to real property owned by the COMPANY.

         The COMPANY has also delivered to TSII an accurate list of real property leased by the COMPANY (which list is set forth on Schedule 5.16), together with true, complete and correct copies of all leases and agreements in respect of such real property leased by the COMPANY (which copies are attached to Schedule 5.16), and an indication as to which such properties, if any, are currently owned, or were formerly owned, by STOCKHOLDERS or business or personal affiliates of the COMPANY or STOCKHOLDERS. Except as set forth on Schedule 5.16, all of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

         5.17 INSURANCE. The COMPANY has delivered to TSII, as set forth on and attached to Schedule 5.17, (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the COMPANY, (ii) an accurate list of all insurance loss runs and workers compensation claims received for the past three
(3) policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the COMPANY is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Funding and Consummation Date. No insurance carried by the COMPANY has ever been cancelled by the insurer and the COMPANY has never been unable to obtain insurance coverage for its assets and operations.

         5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The COMPANY has delivered to TSII an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons (i) as of the Balance Sheet Date and (ii) as of the date hereof. The COMPANY has provided to TSII true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices, except as set forth on Schedule 5.18.

         Except as set forth on Schedule 5.18, (i) the COMPANY is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement, (iii) no campaign to establish such representation is in progress and
(iv) there is no pending or, to the best of the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees nor has the COMPANY experienced any labor interruptions over the past three years. The COMPANY believes its relationship with employees to be good.

         5.19 EMPLOYEE PLANS. The COMPANY has delivered to TSII an accurate schedule (Schedule 5.19) showing all employee benefit plans (including 401(k) plans) currently sponsored or maintained or contributed to by, or which cover the current or former employees or directors of the COMPANY, all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and all deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 5.19, the COMPANY does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," nor has the COMPANY any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The COMPANY has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans, agreements, arrangement and trusts set forth on Schedule 5.19, nor is the COMPANY required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of the COMPANY's employees.

         The COMPANY is not now, and cannot as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

         All employee benefit plans, agreements, arrangements and trusts listed on Schedule 5.19 and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

         All accrued contribution obligations of the COMPANY with respect to any plan listed on Schedule 5.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the COMPANY as of the Balance Sheet Date. At the option of the STOCKHOLDERS, their account in the COMPANY's 401(k) plan may be distributed in the manner if and as directed by each STOCKHOLDER prior to or subsequent to the Funding and Consummation Date, including COBRA or conversion rights under any group insurance or other ERISA plan.

         5.20 COMPLIANCE WITH ERISA. All such plans, agreements, arrangements and trusts of the COMPANY that are currently maintained or contributed to by the COMPANY or cover employees or former employees of the COMPANY listed on Schedule
5.19 that are intended to qualify under Section 401(a) of the Code (the "Qualified Plans") are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 5.19 hereof. Except as disclosed on Schedule 5.19, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audit reports or Tax Returns) have been timely filed or distributed, and copies thereof for the three most recent plan years are included as part of Schedule
5.19 hereof. Neither STOCKHOLDERS, any such plan listed on Schedule 5.19, nor the COMPANY has engaged in any transaction prohibited under the provisions of
Section  4975 of the Code or  Section  406 of  ERISA.  No such  plan  listed  on
Schedule  5.19 has incurred an  accumulated  funding  deficiency,  as defined in
Section 412(a) of the Code and Section 302(1) of ERISA; and the COMPANY has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. The STOCKHOLDERS further represent that:

               (i) there have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

               (ii) no such plan listed on Schedule 5.19 subject to the provisions of Title IV of ERISA has been terminated;

               (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed on Schedule 5.19;

               (iv) the COMPANY has not incurred liability under Section 4062 of ERISA; and

               (v) no circumstances exist pursuant to which the COMPANY could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the Pension Benefit Guaranty Corporation under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any Statutory Lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the COMPANY that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the COMPANY.

         5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedules 5.21 or 5.13, the COMPANY is not in violation of any law or regulation which would have a Material Adverse Effect, or of any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the COMPANY; and except to the extent set forth on Schedules 5.10 or 5.13, there are no claims, actions, suits or proceedings, commenced or, to the knowledge of the COMPANY, threatened, against or affecting the COMPANY, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the COMPANY and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including all such permits, licenses, orders and other governmental approvals set forth on Schedules 5.12 and 5.13, and is not in violation of any of the foregoing.

         5.22 TAXES. The COMPANY has timely filed all requisite federal, state and other Tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 5.22, there are no examinations in progress or claims against the COMPANY for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Tax, including interest and penalties (whether or not shown on any Tax Return) owed by the COMPANY, any member of an affiliated or consolidated group which includes or included the COMPANY, or with respect to any payment made or deemed made by the COMPANY, required to be paid by the date hereof has been paid. The amounts shown as accruals for Taxes on the COMPANY Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) the federal and local income tax returns and franchise tax returns of the COMPANY for its last three (3) fiscal years, or such shorter period of time as the COMPANY shall have existed, (ii) any Tax examinations commenced or closed or outstanding during their three (3) most recent fiscal years, and (iii) currently outstanding extensions of statutory limitations, are attached hereto as Schedule 5.22. The COMPANY has a taxable year ended on the date set forth as such on Schedule 5.22. Except as disclosed on Schedule 5.22, the COMPANY's methods of accounting have not changed in the past five years. The COMPANY is not an investment company as defined in Section 351(e)(1) of the Code.

         5.23 NO VIOLATIONS. The COMPANY is not in violation of any Charter Document. Neither the COMPANY nor, to the knowledge of the COMPANY, any other party thereto, is in default under any lease, instrument, agreement, license or permit set forth on Schedules 5.12, 5.13, 5.14, 5.15 or 5.16, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as set forth on Schedule 5.23, (a) the rights and benefits of the COMPANY under the Material Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the COMPANY or TSII of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the COMPANY from freely providing services to any other customer or potential customer of the COMPANY, TSII or any Other Founding Company.

         5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, the COMPANY is not now a party to any governmental contract subject to price redetermination or renegotiation.

         5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

               (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the COMPANY;

               (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the COMPANY;

               (iii) any change in the authorized capital of the COMPANY or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

               (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY, except as set forth elsewhere in this Agreement;

               (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the COMPANY to any of its officers, directors, STOCKHOLDERS, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, except as set forth elsewhere in this Agreement;

               (vi) any work interruptions, labor grievances or claims filed, or
          any  event  or  condition  of  any  character,   materially  adversely
          affecting the business of the COMPANY;

               (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the COMPANY to any person, including, without limitation, the STOCKHOLDERS and their affiliates;

               (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the COMPANY, including without limitation any indebtedness or obligation of any STOCKHOLDER or any affiliate thereof;

               (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the COMPANY's business;

               (xi) any waiver of any material rights or claims of the COMPANY;

               (xii) any material breach, amendment or termination of any contract, agreement, license, permit or other right to which the COMPANY is a party;

               (xiii) any transaction by the COMPANY outside the ordinary course of its business;

               (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

               (xv) any other distribution of property or assets by the COMPANY.

         5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The COMPANY has delivered to TSII an accurate schedule (which is set forth on Schedule 5.26) as of the date of the Agreement of:

               (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

               (ii) the names in which the accounts or boxes are held;

               (iii) the type of account and account number; and

               (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth a complete list of the names of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power.

         5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the COMPANY, enforceable against the COMPANY in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, and the individual(s) signing this Agreement on behalf of the COMPANY have the legal power, authority and capacity to bind the COMPANY.

         5.28 RELATIONS WITH GOVERNMENTS. The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         5.29 DISCLOSURE. (a) This Agreement, including the schedules hereto, together with the completed Directors and Officers Questionnaires and Registration Statement Questionnaires attached hereto as Schedule 5.29 and all other documents and information made available to TSII and its representatives in writing pursuant hereto or thereto, present fairly the business and operations of the COMPANY for the time periods with respect to which such information was requested. The COMPANY'S rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which the COMPANY is a party, or to which its properties are subject, or by any other fact or circumstance regarding the COMPANY (which fact or circumstance was, or should reasonably, after due inquiry, have been known to the COMPANY) that is not disclosed pursuant hereto or thereto.

                  (b) The COMPANY and the STOCKHOLDERS acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; and (ii) that neither TSII or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the COMPANY, the STOCKHOLDERS or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all.

                  (c) The COMPANY does not have any present plan, intention, commitment, binding agreement or arrangement to dispose of any shares of TSII stock received as described in Section 3.1, provided that the COMPANY may distribute such shares of TSII Stock to the STOCKHOLDERS if the STOCKHOLDERS represent and warrant to the COMPANY and TSII that the STOCKHOLDERS do not have any present plan, intention, commitment, binding agreement or arrangement to dispose of any such shares of TSII Stock. This representation shall be true for such time periods as required by law and is not perpetual.

         5.30 PROHIBITED ACTIVITIES. Except as set forth on Schedule 5.30 or as contemplated by Section 7.13 hereof, the COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section
7.3 (Prohibited Activities).

         (B) REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         Each STOCKHOLDER severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Pre-Closing and on the Funding and Consummation Date, and that the representations and warranties set forth in Sections 5.31 and 5.32 shall survive until the second anniversary of the Funding and Consummation Date, which shall be the Expiration Date for purposes of those Sections.

         5.31 AUTHORITY; OWNERSHIP. Such STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on Annex IV as being owned by such STOCKHOLDER, and, except as set forth on
Schedule 5.31, such COMPANY Stock is owned free and clear of all liens, encumbrances and claims of every kind.

         5.32 PREEMPTIVE RIGHTS. Such STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock that such STOCKHOLDER has or may have had on the date hereof other than rights of any STOCKHOLDER to acquire TSII stock pursuant to any option granted by TSII.

6.       REPRESENTATIONS OF TSII

         TSII represents and warrants that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Pre-Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of two years (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 6.14 hereof shall survive until such time as the limitations period has run for all Tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 6.14 and (ii) solely for purposes of determining whether a claim for indemnification under Section 11.2(iv) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, TSII actually incurs liability under the 1933 Act, the 1934 Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

         6.1 DUE ORGANIZATION. TSII is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of TSII (the "TSII Charter Documents") are all attached hereto as Annex III.

         6.2 AUTHORIZATION. (i) The representative of TSII executing this Agreement has the authority to enter into and bind TSII to the terms of this Agreement and (ii) TSII has the full legal right, power and authority to enter into and perform this Agreement.

         6.3 CAPITAL STOCK OF THE TSII. Immediately prior to the Funding and Consummation Date, the authorized capital stock of TSII will consist of 50,000,000 shares of TSII Stock, of which the number of issued and outstanding shares will be as set forth in the Registration Statement, and 1,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding. All of the issued and outstanding shares of the capital stock of TSII are owned by the persons set forth on Annex V hereof, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. Upon consummation of the IPO, the number of outstanding shares of TSII will be as set forth in the Registration Statement. All of the issued and outstanding shares of the capital stock of TSII have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the persons set forth on Annex V, and further, such shares were offered, issued, sold and delivered by TSII in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of the preemptive rights of any past or present stockholder of TSII.

         6.4 TRANSACTIONS IN CAPITAL STOCK. Except for the Other Agreements and except as set forth on Schedule 6.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates TSII to issue any of its authorized but unissued capital stock; and (ii) TSII has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of the stock of TSII.

         6.5 SUBSIDIARIES. TSII has no subsidiaries except for the companies to become subsidiaries of TSII pursuant to this Agreement and each of the Other Agreements as of the Funding and Consummation Date. Except as set forth in the preceding sentence, TSII does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and TSII is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         6.6 FINANCIAL STATEMENTS. Attached hereto as Schedule 6.6 are copies of the following financial statements (the "TSII Financial Statements") of TSII, which reflect the results of its operations from inception: TSII's audited Balance Sheet as of December 31, 1996 and Statements of Income, Cash Flows and Retained Earnings for the period from inception through December 31, 1996. Such TSII Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 6.6). Except as set forth on Schedule 6.6, such Balance Sheets as of December 31, 1996 present fairly the financial position of TSII as of such date, and such statements of Income, Cash Flows and Retained Earnings present fairly the results of operations for the period indicated.

         6.7 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 6.7, TSII has no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees and expenses incurred in connection with the transactions contemplated hereby and thereby.

         6.8 CONFORMITY WITH LAW; LITIGATION.  Except to the extent set forth on
Schedule 6.8, TSII is not in violation of any law or regulation which would have a Material Adverse Effect, or of any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over TSII; and except to the extent set forth on Schedule 6.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of TSII, threatened, against or affecting TSII, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over TSII and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. TSII has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. TSII and its stockholders (as set forth on Annex V) have not been involved in any proceeding with the Securities and Exchange Commission or any other state or federal governmental agency pertaining to any fraud, misrepresentation or failure to comply with the laws relating to securities, taxes or other regulatory laws and regulations. This Agreement does not violate any federal or state securities laws, rules or regulations, except for any violations arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the COMPANY or the STOCKHOLDERS, and provided to TSII or its counsel by the COMPANY or the STOCKHOLDERS contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the COMPANY or the STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading.

         6.9 NO VIOLATIONS. TSII is not violation of any TSII Charter Document. Neither TSII or, to the knowledge of TSII, any other party thereto, is in default under any lease, instrument, agreement, license or permit to which TSII is a party, or by which

TSII or any of its properties are bound (collectively, the "TSII Documents"); and (a) the rights and benefits of TSII under the TSII Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under, any of the terms or provisions of the TSII Documents or the TSII Charter Documents. Except as set forth on Schedule 6.9, none of the TSII Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

         6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by TSII and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of TSII and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of TSII, enforceable against TSII in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, and the individual signing this Agreement on behalf of TSII has the legal power, authority and capacity to bind TSII.

         6.11 TSII STOCK. At the time of issuance thereof, the TSII Stock to be delivered to the COMPANY pursuant to this Agreement will constitute valid and legally issued shares of TSII, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all material and substantive respects to the TSII Stock issued and outstanding as of the date hereof and the TSII Stock to be issued pursuant to the Other Agreements by reason of the provisions of the Delaware GCL. The shares of TSII Stock to be issued to the COMPANY pursuant to this Agreement will not be registered under the 1933 Act, except as provided in
Section 17 hereof.

         6.12 NO SIDE AGREEMENTS. TSII has not entered and will not enter into any agreement with any of the Founding Companies or any of the stockholders of the Founding Companies or TSII other than the Other Agreements and the
agreements  contemplated  by  each  of  the  Other  Agreements,   including  the
employment agreements referred to therein, and none of TSII, its equity owners or its affiliates have received any cash compensation or payments in connection with this transaction except for reimbursement of out-of-pocket expenses which are necessary or appropriate to this transaction.

         6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. TSII has not conducted any operations or business since inception other than activities related to the TSII Plan of Organization. TSII does not own and has not at any time owned any real property or any material personal property and is not a party to any other agreement, except as listed on Schedule 6.13 and except that TSII is a party to the

Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

         6.14 TAXES. TSII has timely filed all requisite federal, state and other Tax returns or extension requests for all fiscal periods ended on or before the date hereof; and except as set forth on Schedule 6.14, there are no examinations in progress or claims against TSII for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the date hereof, and no notice of any claim for Taxes, whether pending or threatened, has been received. All Tax, including interest and penalties (whether or not shown on any Tax return) owed by TSII, any member of an affiliated or consolidated group which includes or included TSII, or with respect to any payment made or deemed made by TSII herein has been paid. The amounts shown as accruals for Taxes on the TSII Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any Tax examinations, (ii) extensions of statutory limitations and
(iii) the federal and local income tax returns and franchise tax returns of TSII for its last three (3) fiscal years, or such shorter period of time as TSII shall have existed, are attached hereto as Schedule 5.22. TSII is not an investment company as defined in Section 351(e)(1) of the Code.

         6.15 NO INTENTION TO DISPOSE OF LLC INTEREST. TSII is acquiring the LLC Interest pursuant hereto for its own account for investment purposes and does not have any present plan, intention, commitment, binding agreement or arrangement to dispose of the LLC Interest.

         6.16 COMPLETION OF DUE DILIGENCE. TSII has completed its due diligence as of the date hereof, except for any additional investigation that may be needed as a result of a notice pursuant to Section 7.7 or an amendment pursuant to Section 7.8 of this Agreement.

         6.17 TAX OPINION MATTERS. TSII will cause to be delivered to the COMPANY a tax opinion letter from Akin, Gump, Strauss, Hauer & Feld, L.L.P. in substantially the form attached hereto as Annex IX prior to the Pre-Closing Date. TSII represents and warrants that all representations by TSII as to factual matters relied upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P. in the opinion letter regarding tax results (other than matters represented by the COMPANY in writing) are true and correct; provided, however, the foregoing representation and warranty is limited, with respect to factual matters relating to the Other Founding Companies, to the actual knowledge of TSII.

7.       COVENANTS PRIOR TO CLOSING

         7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Funding and Consummation Date, the COMPANY will afford to the officers and authorized representatives of TSII and the Other Founding Companies access to all of the COMPANY's sites, properties, books and records and will furnish TSII with such additional financial and operating data and other information as to the business and properties of the COMPANY as TSII or the Other Founding Companies may from time to time reasonably request. The COMPANY will cooperate with TSII and the Other Founding Companies and their respective representatives, including TSII's auditors and counsel, in the preparation of any documents or other material (including the Registration Statement) which may be required in connection with any documents or materials required by this Agreement. TSII, the STOCKHOLDERS and the COMPANY shall treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, TSII will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

         (b) Between the date of this Agreement and the Funding and Consummation Date, TSII will afford to the officers and authorized representatives of the COMPANY access to all of TSII's sites, properties, books and records and all due diligence, agreements, documents and information of or concerning the Founding Companies and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of TSII as the COMPANY may from time to time reasonably request. TSII will cooperate with the COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. TSII will provide complete access to its operations and key officers and employees to the COMPANY, its representatives and advisors on a continuing basis through the Funding and Consummation Date. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof. Any and all audits, reports (financial or otherwise) pertaining to the due diligence examination by TSII relating to the COMPANY shall be delivered to the COMPANY as promptly as practicable with the receipt thereof by TSII.

         7.2 CONDUCT OF BUSINESS PENDING PRE-CLOSING. Between the date of this Agreement and the Funding and Consummation Date, the COMPANY shall, except (w) as contemplated by Section 7.13, (x) as set forth on Schedule 7.2, (y) as requested by TSII or (z) as consented to by TSII (which consent shall not be unreasonably withheld):

               (i) carry on its business in substantially the same manner as it has heretofore and not introduce any new method of management, operation or accounting;

               (ii) maintain its properties, facilities and equipment and other assets as shall be required by the management of the COMPANY to carry on its business in the same manner as heretofore and in at least as good working order and condition as at present, ordinary wear and tear excepted;

               (iii) perform in all material respects its obligations under agreements relating to or affecting its assets, properties or rights;

               (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

               (v) maintain and preserve its business organization intact, use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relations with the COMPANY;

               (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

               (vii) to the  extent  possible  maintain  present  debt and lease instruments and not enter into new or amended debt or lease instruments, other than in the ordinary course of business and in accordance with previous operating procedures; notwithstanding these limitations and any other provision herein to the contrary, however, any existing indebtedness, capital contributions as herein provided, and indebtedness guaranteed by the STOCKHOLDERS shall continue to be paid by the COMPANY, in such amounts and in such a manner as may be determined by the officers of the COMPANY, but in no event shall such payments be less than normally required in the particular case; and

               (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

         7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3 or as contemplated by Section 7.13, between the date hereof and the Funding and Consummation Date, the COMPANY shall not, without prior written consent of TSII:

               (i) make any change in its Articles of Incorporation or By-laws;

               (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed on
          Schedule 5.4;

               (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

               (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $25,000;

               (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except: (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $25,000 necessary or desirable for the conduct of the businesses of the COMPANY; (2)(A) liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested Taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or
          (3) liens set forth on Schedules 5.10 and/or 5.16 hereto;

               (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

               (vii) negotiate for the acquisition of any business or the start-up of any new business;

               (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

               (ix) waive any material rights or claims of the COMPANY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

               (x) commit a material breach or amend or terminate any material agreement, permit, license or other right of the COMPANY; or

               (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

         7.4 NO SHOP. None of the STOCKHOLDERS, the COMPANY, or any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

               (i) solicit or initiate the submission of proposals or offers from any person or entity for,

               (ii) participate in any discussions pertaining to, or

               (iii) furnish any information to any person or entity other than TSII or its authorized agents relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

         7.5 NOTICE TO BARGAINING AGENTS. Prior to the Pre-Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide TSII on Schedule 7.5 with proof that any required notice has been sent.

         7.6 AGREEMENTS. The STOCKHOLDERS and the COMPANY shall terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the COMPANY and any employee listed on
Schedule 8.11 hereto and (ii) any existing agreement between the COMPANY and any STOCKHOLDER, on or prior to the Funding and Consummation Date. Copies of such termination agreements are listed on Schedule 7.6 and copies thereof are attached hereto.

         7.7 NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDERS and the COMPANY shall give prompt notice to TSII of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Pre-Closing and (ii) any material failure of any STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. TSII shall give prompt notice to the COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of TSII contained herein to be untrue or inaccurate in any material respect at or prior to the Pre-Closing and (ii) any material failure of TSII to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section
7.7 that is not accompanied by a proposed amendment or supplement to a schedule pursuant to Section 7.8 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided, however, that supplements and amendments to Schedules 5.10, 5.11, 5.14, 5.15 and 5.18 shall only have to be delivered at the Pre- Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the COMPANY that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless TSII and a majority of the Founding Companies other than the COMPANY consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by TSII that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the schedules as amended or supplemented pursuant to this Section 7.8. In the event that one of the Other Founding Companies seeks to amend or supplement a schedule pursuant to
Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, TSII shall give the COMPANY notice promptly after it has knowledge thereof. If TSII and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by TSII or any Founding Company if no response is received within 24 hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the COMPANY does not give its consent, the COMPANY may terminate this Agreement pursuant to Section 12.l(iv) hereof. In the event that the COMPANY seeks to amend or supplement a Schedule pursuant to this Section 7.8, and TSII and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in
Section 12.1(i) hereof. In the event that TSII seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8. The provisions of this Section 7.8 shall be contained in the Other Agreements executed in connection with TSII Plan of Organization.

         7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The COMPANY and STOCKHOLDERS shall furnish or cause to be furnished to TSII and the Underwriters all of the information concerning the COMPANY and the STOCKHOLDERS required for inclusion in, and will cooperate with TSII and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The COMPANY and the STOCKHOLDERS agree promptly to advise TSII if at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDERS becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. TSII will give the COMPANY and the STOCKHOLDERS an opportunity to review and comment on the Registration Statement and all amendments thereto prior to filing. Insofar as the information relates solely to the COMPANY or the STOCKHOLDERS, the COMPANY represents and warrants as to such information with respect to itself, and each STOCKHOLDER represents and warrants, as to such information with respect to the COMPANY and himself or herself, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and that each STOCKHOLDER and the COMPANY has had the opportunity to review and approve such information. If, prior to the 25th day after the date of the final prospectus of TSII utilized in connection with the IPO, the COMPANY or the STOCKHOLDERS become aware of any fact or circumstance which would change (or, if after the Funding and Consummation Date, would have changed) a representation or warranty of the COMPANY or the STOCKHOLDERS in this Agreement or would affect any document delivered pursuant hereto in any material respect, the COMPANY and the STOCKHOLDERS shall immediately give notice of such fact or circumstance to TSII. However, subject to the provisions of Section 7.8, such notification shall not relieve either the COMPANY or the STOCKHOLDERS of their respective obligations under this Agreement, and, subject to the provisions of
Section 7.8, at the
sole option of TSII, the truth and accuracy of any and all warranties and representations of the COMPANY, or on behalf of the COMPANY and of STOCKHOLDERS at the date of this Agreement and on the Pre-Closing Date and on the Funding and Consummation Date, shall be a precondition to the consummation of this transaction.

         7.10 FINAL FINANCIAL STATEMENTS. The COMPANY shall provide prior to the Funding and Consummation Date, and TSII shall have had sufficient time to review, the unaudited balance sheets of the COMPANY as of the end of all fiscal quarters following the Balance Sheet Date that would be required to be disclosed in the Registration Statement, and the unaudited consolidated statement of income, cash flows and retained earnings of the COMPANY and its consolidated subsidiaries for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of the COMPANY or the results of its operations from the financial statements as of the Balance Sheet Date. Except as set forth on Schedule 7.10, such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein) and are accompanied by a report of independent public accountants. Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the COMPANY for the periods indicated thereon and shall be for such dates and time periods as required by Regulation S-X under the 1933 Act and the 1934 Act.

         7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

         7.12 AUTHORIZED CAPITAL. TSII shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the TSII Stock.

         7.13     FORMATION OF LLC AND TRANSFER OF ASSETS.

                  (i) Prior to the Pre-Closing Date, the COMPANY shall have caused the due formation of a Delaware limited liability company that is a wholly owned subsidiary of the COMPANY (the "LLC"), and the COMPANY shall have delivered to TSII true and correct copies of all formation and organization documents of the LLC. To the extent requested by the COMPANY, TSII will assist with the formation and organization of the LLC and will bear all reasonable costs associated therewith.

                  (ii) Prior to the Pre-Closing Date, the COMPANY shall have transferred, conveyed, assigned and delivered to the LLC, and the LLC shall have acquired and accepted from the COMPANY: (a) all of the assets held by the COMPANY and used by or useful to the COMPANY in connection with the business of the COMPANY except for the Excluded Assets, all of which assets are set forth on Schedule 7.13 under the heading "Assets" (the "Assets"); and (b) all of the obligations of the COMPANY in connection with the business of the COMPANY, all of which obligations are set forth on Schedule 7.13 under the heading "Obligations." All of the Excluded Assets are set forth on Schedule 7.13 under the heading "Excluded Assets."

                  (iii)  Prior to the  Closing  Date,  the  COMPANY  shall  have amended its legal name and fictitious names in all applicable jurisdictions and shall have provided for the LLC to operate and conduct business in such jurisdictions under the names currently used in such jurisdictions by the COMPANY, and all reasonable costs therefor shall be borne by TSII.

         7.14 BEST EFFORTS TO CONSUMMATE TRANSACTION. TSII agrees to use its commercially reasonable best efforts to effectuate the acquisition of the businesses of the Founding Companies pursuant to the Other Agreements, and an initial public offering pursuant to the Registration Statement of shares of common stock of TSII.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND
         COMPANY

         The obligations of STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Pre-Closing Date are subject to the satisfaction or waiver on or prior to the Pre-Closing Date of all of the following conditions. The obligations of the STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on
                                       59
or prior to the Funding and Consummation Date of the conditions set forth in Sections 8.2, 8.3, 8.8 and 8.9. From and after the Pre- Closing Date or, with respect to the conditions set forth in Sections 8.2, 8.3, 8.8 and 8.9, from and after the Funding and Consummation Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of TSII contained in Section 6 hereof.

         8.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of TSII contained in Section 6 shall be true and correct in all material respects as of the Pre-Closing Date as though such representations and warranties had been made as of that time; and a certificate to the foregoing effect dated the Pre-Closing Date and signed by the President or any Vice President of TSII shall have been delivered to the STOCKHOLDERS.

         8.2 PERFORMANCE OF OBLIGATIONS. All of the terms, covenants and conditions of this Agreement to be complied with and performed by TSII on or before the Pre-Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Pre-Closing Date and the Funding and Consummation Date and signed by the President or any Vice President of TSII shall have been delivered to the STOCKHOLDERS.

         8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby or the IPO and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it inadvisable to proceed with the transactions hereunder.

         8.4 OPINION OF COUNSEL. The COMPANY and the Underwriters shall have received an opinion from counsel for TSII, dated the Pre-Closing Date, in the forms annexed hereto as Annex VI and IX.

         8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of TSII stock to be received by the STOCKHOLDERS is not less than the Minimum Value set forth on Annex III.

         8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made.

         8.7 GOOD STANDING CERTIFICATES. TSII shall have delivered to the COMPANY a certificate, dated as of a date no later than ten days prior to the Pre-Closing Date, duly issued by the Delaware Secretary of State and in each state in which TSII is authorized to do business, showing that TSII is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for TSII for all periods prior to the Pre-Closing have been filed and paid.

         8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to TSII which would constitute a Material Adverse Effect, and TSII shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of TSII to conduct its business.

         8.9 CLOSING OF IPO. The closing of the sale of the TSII Stock to the Underwriters in the IPO and the acquisitions of the Other Founding Companies pursuant to the Other Agreements shall have occurred simultaneously with the Funding and Consummation Date hereunder.

         8.10 SECRETARY'S CERTIFICATE. The COMPANY shall have received a certificate or certificates, dated the Pre-Closing Date and signed by the secretary of TSII, certifying the truth and correctness of attached copies of TSII's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and, if required, the stockholders of TSII approving TSII's entering into this Agreement and the consummation of the transactions contemplated hereby. Such certificate or certificates also shall be addressed to the Underwriters and copies thereof shall be delivered to the Underwriters.

         8.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 8.11 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of Annex VIII hereto.

         8.12 DIRECTORS AND OFFICERS INSURANCE. TSII shall have obtained Directors and Officers Liability Insurance in amounts that are customary and commercially reasonable.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF TSII

         The obligations of TSII with respect to actions to be taken on the Pre-Closing Date are subject to the satisfaction or waiver on or prior to the Pre-Closing Date of all of the following conditions. The obligations of TSII with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 9.2, 9.3, 9.5 and
9.13. From and after the Pre-Closing Date or, with respect to the conditions set forth in Sections 9.2, 9.3, 9.5 and 9.13, from and after the Funding and Consummation Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the COMPANY contained in Section 5 hereof.

         9.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the STOCKHOLDERS and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Pre-Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been

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made on and as of such date; and the  STOCKHOLDERS  shall have delivered to TSII certificates dated the Pre-Closing Date and signed by them to such effect.

         9.2  PERFORMANCE  OF  OBLIGATIONS.  All of  the  terms,  covenants  and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS and the COMPANY on or before the Pre-Closing Date or the Funding and Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDERS and the COMPANY shall have delivered to TSII certificates dated the Pre-Closing Date and the Funding and Consummation Date, respectively, and signed by them to such effect.

         9.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby or the IPO and no governmental agency or body shall have taken any other action or made any request of TSII as a result of which the management of TSII deems it inadvisable to proceed with the transactions hereunder.

         9.4 SECRETARY'S CERTIFICATE. TSII shall have received a certificate, dated the Pre-Closing Date and signed by the secretary of the COMPANY, certifying the truth and correctness of attached copies of the COMPANY's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the STOCKHOLDERS approving the COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby. Such

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certificate also shall be addressed to the Underwriters and a copy thereof shall be delivered to the Underwriters.

         9.5 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the COMPANY which would constitute a Material Adverse Effect, and the COMPANY shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the COMPANY to conduct its business.

         9.6 STOCKHOLDERS' RELEASE. The STOCKHOLDERS shall have delivered to TSII an instrument dated the Pre-Closing Date releasing the COMPANY and the LLC from (i) any and all claims of the STOCKHOLDERS against the COMPANY and the LLC and (ii) obligations of the COMPANY or the LLC to the STOCKHOLDERS, except for
(x) items specifically identified on Schedules 5.10, 5.11 and 5.16 as being claims of or obligations to the STOCKHOLDERS, (y) continuing obligations to STOCKHOLDERS relating to their employment by the COMPANY or the LLC and (z) obligations arising under this Agreement or the transactions contemplated hereby.

         9.7  TERMINATION  OF RELATED PARTY  AGREEMENTS.  Except as set forth on
Schedule 9.7, all existing agreements between the COMPANY and the STOCKHOLDERS shall have been cancelled effective prior to or as of the Funding and Consummation Date.

         9.8 OPINION OF COUNSEL. TSII shall have received an opinion from Counsel to the COMPANY and the STOCKHOLDERS, dated the Pre- Closing Date, substantially in the form annexed hereto as Annex

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VII,  and the  Underwriters  shall  have  received  a copy of the  same  opinion addressed to the Underwriters.

         9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained.

         9.10 GOOD STANDING CERTIFICATES. The COMPANY shall have delivered to TSII a certificate, dated as of a date no earlier than ten days prior to the Pre-Closing Date, duly issued by the appropriate governmental authority in the COMPANY's state of incorporation and, unless waived by TSII, in each state in which the COMPANY is authorized to do business, showing the COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the COMPANY for all periods prior to the Pre-Closing have been filed and paid.

         9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

         9.12 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 8.11 shall have entered into an employment agreement substantially in the form of Annex VIII hereto.

         9.13 CLOSING OF IPO. The closing of the sale of the TSII Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

         9.14 FIRPTA CERTIFICATE. Each STOCKHOLDER shall have delivered to TSII a certificate to the effect that he or she is not

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a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

         9.15 INSURANCE. TSII shall have been named as an additional insured on all insurance policies of the LLC and certificates of insurance to that effect shall have been delivered to TSII. TSII shall reimburse the LLC for the incremental cost of having TSII so named as an additional insured.

         9.16 LOCKUP AGREEMENT. The COMPANY shall have signed an agreement with the Underwriters, in form and substance identical to agreements signed by the Founding Stockholders in connection with the Other Agreements, by which the COMPANY covenants to hold all of the TSII Stock acquired hereunder for a period of at least 180 days after the Funding and Consummation Date, which 180-day period shall run concurrently with the one-year period described in Section 15.1.

10.      COVENANTS OF TSII AND THE STOCKHOLDERS AFTER CLOSING

         10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. TSII shall, contemporaneously with the Funding and Consummation Date, use its best efforts to have the STOCKHOLDERS released from any and all guarantees on any indebtedness and trade credits that they personally guaranteed and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of the COMPANY, with all such guarantees on indebtedness being assumed by TSII. In the event that TSII cannot obtain such releases from the lenders of any such guaranteed

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indebtedness  on the  Funding  and  Consummation  Date,  TSII  shall  pay off or otherwise refinance or retire such indebtedness on the Funding and Consummation Date. TSII shall indemnify and hold harmless STOCKHOLDERS from the payment of any guaranties on any indebtedness or contractual obligations that STOCKHOLDERS had incurred prior to the Pre-Closing Date provided that such indebtedness or obligations are related to the business of the COMPANY as being conducted at the Pre-Closing Date whether or not previously disclosed.

         10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, TSII shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the transaction, including:

               (a) the retirement or reacquisition, directly or indirectly, of all or part of the TSII stock issued in connection with the transactions contemplated hereby; or

               (b) the entering into of financial arrangements for the benefit of the STOCKHOLDERS.

         10.3     PREPARATION AND FILING OF TAX RETURNS.

               (i) The COMPANY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date. The COMPANY shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with

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



          respect thereto on the COMPANY Financial Statements and books and records) shown by such Returns to be due, provided, however, that the STOCKHOLDERS shall pay or cause to be paid all taxes due on Subchapter S distributions to the STOCKHOLDERS.

               (ii) TSII shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Funding and Consummation Date.

               (iii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party

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



          required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

               (iv) Each of the COMPANY, TSII and each STOCKHOLDER shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a transfer to a controlled corporation under Section 351(a) of the Code.

         10.4 DIRECTORS AND OFFICERS. The persons named in the Registration Statement shall be appointed as directors and elected as officers of TSII, as and to the extent set forth in the Registration Statement, promptly following the Funding and Consummation Date. TSII shall make arrangements to compensate each Director for attending meetings of the Board of Directors and to reimburse them for related expenses. The STOCKHOLDER not appointed as a Director shall be entitled to attend all meetings of the Board of Directors.

         10.5 PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Funding and Consummation Date, TSII shall not terminate any health insurance, life insurance or 401(k) plan in effect at the COMPANY until such time as TSII is able to replace such plan with a plan that is applicable to TSII and all of its then existing subsidiaries. TSII shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, except as required by ERISA; provided, however, that any new health insurance plan shall provide for coverage for preexisting conditions.

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



         10.6 MAINTENANCE OF BOOKS. TSII will cause the COMPANY (a) to maintain the books and records of the COMPANY existing prior to the Pre-Closing Date for a period of six years after the Pre-Closing Date and (b) to make such books and records available to the STOCKHOLDERS for any reasonable purpose.

11.      INDEMNIFICATION

         The COMPANY, STOCKHOLDERS and TSII each make the following covenants that are applicable to them, respectively:

         11.1 GENERAL INDEMNIFICATION BY COMPANY AND STOCKHOLDERS. The COMPANY and the STOCKHOLDERS covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless TSII and the LLC at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by TSII or the LLC as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDERS or the COMPANY set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of the STOCKHOLDERS or the COMPANY under this Agreement, (iii) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating

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



to the COMPANY or the STOCKHOLDERS, and provided to TSII or its counsel by the COMPANY or the STOCKHOLDERS contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the COMPANY or the STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading, or (iv) the matters described on Schedule 11.1(iv) (relating to specifically identified matters such as ongoing claims and/or litigation), which schedule shall be prepared by TSII; provided, however, (A) that in the case of any indemnity arising pursuant to clause (iii) such indemnity shall not inure to the benefit of TSII or the LLC to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDERS provided, in writing, corrected information to TSII counsel and to TSII for inclusion in the final prospectus, and such information was not so included or properly delivered, and (B) that no STOCKHOLDER shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other STOCKHOLDER.

         11.2 INDEMNIFICATION BY TSII. TSII covenants and agrees that it will indemnify, defend, protect and hold harmless the COMPANY and the STOCKHOLDERS at all times from and after the date of this Agreement until the Expiration Date, from and against all claims,

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



damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the COMPANY or the STOCKHOLDERS as a result of or arising from (i) any breach by TSII of its representations and warranties set forth herein or on the schedules or certificates attached hereto, (ii) any nonfulfillment of any agreement on the part of TSII under this Agreement, (iii) any liabilities which the COMPANY or the STOCKHOLDERS may incur due to TSII's failure to be responsible for the liabilities and obligations of the LLC as provided in Section 1 hereof; (iv) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to TSII or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to TSII or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading, (v) the matters described on Schedule 11.2(v) (relating to specifically identified matters), which schedule shall be prepared by the STOCKHOLDERS or (vi) being named as a party to litigation which relates to actions of TSII or the Other Founding Companies.

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



         11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle (such settlement to be subject to the consent of the Indemnified Party, as hereinafter provided), at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified

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



Parties shall use the same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. Further, absent a conflict, the Indemnified Party may select counsel and have such counsel participate in such matter at the sole cost of the Indemnified Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. If the

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



Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

         11.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided, however, that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement. The obligations set forth herein are contingent upon similar obligations being incorporated in connection with all of the Other Agreements.

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



         11.5 LIMITATIONS ON INDEMNIFICATION. TSII, the LLC and the other persons or entities indemnified pursuant to Section 11.1 shall not assert any claim for indemnification hereunder against the COMPANY or the STOCKHOLDERS until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against the COMPANY and such STOCKHOLDERS shall exceed 2.0% of the sum of (i) the cash paid to the COMPANY and (ii) the value of the TSII Stock delivered to the COMPANY (the "Indemnification Threshold"), provided, however, that TSII, the LLC and the other persons or entities indemnified pursuant to Section 11.1 may assert and shall be indemnified for any claim under Section 11.l(iv) at any time, regardless of whether the aggregate of all claims which such persons may have against the COMPANY or any STOCKHOLDER or all STOCKHOLDERS exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Section 11.1(iv) shall not be counted towards the Indemnification Threshold. The COMPANY and the STOCKHOLDERS shall not assert any claim for indemnification hereunder against TSII until such time as, and solely to the extent that, the aggregate of all claims which the COMPANY or the STOCKHOLDERS may have against TSII shall exceed $50,000, provided, however, that the COMPANY, the STOCKHOLDERS and the other persons or entities indemnified pursuant to Section 11.2 may assert and shall be indemnified for any claim under
Section 11.2(v) at any time, regardless of whether the aggregate of all claims which such persons may have against any of TSII or the LLC exceeds $50,000, it being understood that the amount of any such

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



claim under Section 11.2(v) shall not be counted towards such $50,000 amount. No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

         Notwithstanding any other term of this Agreement (except the proviso to this sentence), none of the COMPANY or the STOCKHOLDERS shall be liable under this Section 11 for an amount which exceeds the amount of proceeds received by the COMPANY in connection with the transactions contemplated hereby, provided that the COMPANY's and each STOCKHOLDER's indemnification obligations pursuant to Section 11.1(iv) shall not be limited. Indemnity obligations hereunder may be satisfied through the payment of cash or the delivery of TSII Stock, or a combination thereof, at the COMPANY's or the STOCKHOLDER's election. For purposes of calculating the value of the TSII Stock received or delivered by the COMPANY or the STOCKHOLDERS (for purposes of determining the Indemnification Threshold, the limitation on indemnity set forth in the second preceding sentence and the amount of any indemnity paid), TSII Stock shall be valued at its initial public offering price as set forth in the Registration Statement. Any indemnification payment made by the COMPANY or the STOCKHOLDERS pursuant to this Section 11 shall be deemed to be a reduction in the consideration received by the COMPANY pursuant to Section 3.


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12.      TERMINATION OF AGREEMENT

         12.1 TERMINATION. This Agreement may be terminated by written notice from the party asserting termination to the other parties at any time prior to the Funding and Consummation Date solely:

         (i) by mutual consent of the boards of directors of TSII and the COMPANY;

         (ii) by the STOCKHOLDERS or the COMPANY (acting through its board of directors), on the one hand, or by TSII (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Pre-Closing shall not have been consummated by September 30, 1997, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Funding and Consummation Date;

         (iii) by the STOCKHOLDERS or COMPANY, on the one hand, or by TSII, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date;

         (iv) pursuant to Section 7.8 hereof; or

         (v) pursuant to Section 4 hereof.

         12.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section
7.8 hereof, the termination of this Agreement will in no

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way limit any  obligation  or  liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses relating to the transactions contemplated hereby specifically relating to the COMPANY. No party hereto shall be liable to any other party if the Agreement is terminated under Sections 12.1(i), (ii) (except as set forth therein), (iv) or (v).

         12.3 RETURN OF DATA SUBMITTED. Upon termination of this Agreement for any reason, TSII will cause the return to the COMPANY of all data, and all copies thereof, submitted to it or its agents pursuant to this Agreement.

13.      NONCOMPETITION

         13.1 PROHIBITED ACTIVITIES. Provided that TSII shall have complied with and performed all of its obligations hereunder and that the COMPANY shall have received payment in full of the consideration described in Section 3, the STOCKHOLDERS and the COMPANY shall not, for a period of three (3) years following the Funding and Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether

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         as an employee, independent contractor,  consultant or advisor, or as a sales representative, in the same or similar business of the COMPANY on the Pre-Closing Date in direct competition with TSII or any of the
         subsidiaries   thereof,   in  the  United   States  of   America   (the
         "Territory");

                  (ii) call upon any person who is, at that time, within the Territory, an employee of TSII (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of TSII (including the subsidiaries thereof), provided that each STOCKHOLDER shall be permitted to call upon and hire any member of his or her immediate family;

                  (iii) call upon any person or entity which is at that time, or which has been, within one (l) year prior to the Funding and Consummation Date, a customer of TSII (including the subsidiaries thereof), of the COMPANY or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with TSII within the Territory;

                  (iv) call upon any prospective acquisition candidate, on the COMPANY's or any STOCKHOLDER's own behalf or on behalf of any competitor in the travel services business, which candidate, to the actual knowledge of the COMPANY or such STOCKHOLDER after due inquiry, was called upon by TSII (including the subsidiaries thereof) or for which, to the actual knowledge of the COMPANY or such STOCKHOLDER after due

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          inquiry,   TSII  (or  any  subsidiary  thereof)  made  an  acquisition analysis, for the purpose of acquiring such entity; or

               (v) disclose customers, whether in existence or proposed, of the COMPANY or the LLC to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the COMPANY has in the past disclosed such information to the types of persons to whom disclosure is then presently contemplated for valid business reasons.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any STOCKHOLDER from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

         13.2 DAMAGES. Because of the difficulty of measuring economic losses to TSII as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to TSII for which it would have no other adequate remedy, the COMPANY and each STOCKHOLDER agrees that the foregoing covenant may be enforced by TSII in the event of breach by the COMPANY or such STOCKHOLDER, by injunctions and restraining orders.

         13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the COMPANY and the STOCKHOLDERS in light of the activities and business of TSII (including the subsidiaries

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thereof) on the date of the execution of this Agreement and the current plans of
TSII.

         13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         13.5 EFFECTIVENESS.  It is specifically agreed that the period of three
(3) years stated at the beginning of this Section 13, during which the agreements and covenants of the COMPANY and each STOCKHOLDER made in this
Section 13 shall be effective, shall be computed by excluding from such computation any time during which the COMPANY or such STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in
Section 13 shall have no effect if the transactions contemplated by this Agreement are not consummated nor may such covenants be enforced by any party to this Agreement that is in breach of its obligations hereunder.

         13.6 MATERIALITY. The COMPANY and the STOCKHOLDERS hereby agree that the covenants in this Section 13 are a material and substantial part of this transaction.

         13.7 LIMITATIONS. In the event that any STOCKHOLDER who is employed by TSII pursuant to an employment agreement is terminated

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without cause (as defined in such employment agreement),  the provisions of this
Section 13 shall no longer be valid or enforceable by TSII. If such employment agreement contains provisions relating to the same subject matter as this
Section 13 that are less restrictive than set forth in this Section 13, the provisions of such employment agreement shall control as long as such employment is in effect.

14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         14.1 STOCKHOLDERS. The COMPANY and the STOCKHOLDERS recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the COMPANY, the LLC, the Other Founding Companies, and/or TSII, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's, the LLC's, the Other Founding Companies' and/or TSII's respective businesses. The COMPANY and the STOCKHOLDERS agree that they shall not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of TSII, (b) following the Funding and Consummation Date, such information may be disclosed by the STOCKHOLDERS as is required in the course of performing their duties for TSII or the LLC and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information is or

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becomes  known to the public  generally or to  businesses  operating in the same industry through no fault of the COMPANY and the STOCKHOLDERS, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, however, that prior to disclosing any information pursuant to this clause (ii), the COMPANY and the STOCKHOLDERS shall, if possible, give two days' prior written notice thereof to TSII and provide TSII with the opportunity within such two-day period to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by the COMPANY or any of the STOCKHOLDERS of the provisions of this Section, TSII shall be entitled to an injunction restraining the COMPANY and such STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting TSII from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, the COMPANY and the STOCKHOLDERS shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the COMPANY or the LLC.

         14.2 TSII. TSII recognizes and acknowledges that TSII had in the past and currently has access to certain confidential information of the COMPANY, such as operational policies, and pricing and cost policies that are valuable, special and unique

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



assets of the COMPANY's business. TSII agrees that, prior to the Funding and Consummation Date, or if the transactions contemplated by this Agreement are not consummated, it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANY, (b) to counsel and other advisers, provided, however, that such advisors (other than counsel) agree to the confidentiality provisions of this Section 14.2 and (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of TSII, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, however, that prior to disclosing any information pursuant to this clause (ii), TSII shall, unless otherwise required by law or such order, give two days' prior written notice thereof to the COMPANY and the STOCKHOLDERS and provide the COMPANY and the STOCKHOLDERS with the opportunity within such two-day period to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. TSII will disclose confidential information relating to the COMPANY to the Other Founding Companies only if such companies have agreed, in advance, to treat such information as confidential. In the event of a breach or threatened breach by TSII of the provisions of this Section, the COMPANY and the STOCKHOLDERS shall be entitled to an injunction

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



restraining TSII from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDERS from pursuing any other available remedy for as such breach or threatened breach, including the recovery of damages. All confidential data shall be returned to the COMPANY and the STOCKHOLDERS as set forth in Section 12.3.

         14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of three years from
(a) the Funding and Consummation Date if the transactions contemplated hereby are consummated or (b) the date hereof if the transactions contemplated hereby are not consummated.

15.      TRANSFER RESTRICTIONS

         15.1 TRANSFER RESTRICTIONS. Except for transfers to Affiliates of the COMPANY who agree to be bound by the restrictions set forth in this Section 15.1, for a period of one year from the

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Funding and Consummation Date, except pursuant to Section 17 hereof, the COMPANY shall not sell, assign, exchange, transfer, distribute or otherwise dispose of any shares of TSII Stock received by the COMPANY as described in Section 3.1. The certificates evidencing the TSII Stock delivered to the COMPANY pursuant to
Section 3 of this Agreement shall bear a legend substantially in the form set forth below and containing such other information as TSII may deem necessary or appropriate:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [first anniversary of Closing Date]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE (AS IT MAY BE REDUCED AS PROVIDED HEREIN).

         15.2 CERTAIN TRANSFERS. Except for transfers to Affiliates of the COMPANY who agree to be bound by the restrictions set forth in Section 15.1 and except pursuant to Section 17 hereof, regardless of whether transfers of such shares are restricted pursuant to the terms of this Agreement, during the two-year period commencing on the Funding and Consummation Date, the COMPANY shall not sell, assign, exchange, transfer, distribute or otherwise dispose of, in any transaction or series of transactions involving more than 5,000 shares (a "Future Sale"), any shares of TSII Stock as described in Section 3.1 received by the COMPANY in the transaction contemplated hereby except in accordance with this Section 15.2. If the COMPANY desires to make a Future Sale, the COMPANY shall first provide

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


written notice thereof to TSII. As soon as practicable after receipt of such notice by TSII, TSII shall designate in writing to the COMPANY the names and other pertinent information of two investment banks or market makers through whom the Future Sale may be made. The COMPANY may not make the Future Sale except through one of the designated investment banks or market makers for TSII Stock; provided, however, that the terms of such Future Sale (including commissions) shall be at least as favorable to the COMPANY as the COMPANY would have received in the absence of this Section 15.2. Upon the sale of any unregistered letter stock of TSII subject to resale volume limitations contained in federal securities laws, the COMPANY and the STOCKHOLDERS, together with the other Founding Stockholders, shall have the first priority in the sale of unregistered letter stock on a prorata basis based on the shares issued and outstanding to the COMPANY, the STOCKHOLDERS and such Founding Stockholders.

16.      FEDERAL SECURITIES ACT REPRESENTATIONS

         The COMPANY acknowledges that the shares of TSII Stock to be delivered to the COMPANY pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The TSII Stock to be acquired by the COMPANY pursuant to this Agreement is being acquired solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

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         16.1  COMPLIANCE  WITH LAW.  Each of the COMPANY  and the  STOCKHOLDERS
covenants,  warrants and represents that none of the shares of TSII Stock issued
to  the  COMPANY  will  be  offered,  sold,  assigned,  pledged,   hypothecated,
transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All of the TSII Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement: THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

         16.2 ECONOMIC RISK; SOPHISTICATION. The COMPANY is able to bear the economic risk of an investment in the TSII Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the TSII Stock. The COMPANY and the STOCKHOLDERS have had an adequate opportunity to ask questions and receive answers from the officers of TSII concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of TSII, the plans for the operations of the business of TSII, the business, operations and financial condition of the Founding Companies other than the COMPANY, and any plans for additional

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acquisitions and the like. The COMPANY and the  STOCKHOLDERS  have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

17.      REGISTRATION RIGHTS

         17.1 PIGGYBACK REGISTRATION RIGHTS. Notwithstanding any provisions of this Agreement to the contrary other than the provisions of Section 17.5, at any time following the Funding and Consummation Date, whenever TSII proposes to register any TSII Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by TSII and (ii) registrations relating to employee benefit plans, TSII shall give the COMPANY prompt written notice of its intent to do so. Upon the written request of the COMPANY given within 30 days after receipt of such notice, TSII shall cause to be included in such registration all of the TSII Stock issued to the COMPANY pursuant to this Agreement which the COMPANY requests, provided that TSII shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to TSII or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization. In addition, if TSII is advised in writing in good faith by any managing underwriter of an underwritten offering of

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the securities being offered  pursuant to any registration  statement under this
Section 17.1 that the number of shares to be sold by persons other than TSII is greater than the number of such shares which can be offered without adversely affecting the offering, TSII may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares desired to be sold by such person) to a number deemed satisfactory by such managing underwriter, provided, that, notwithstanding Section 15.1 hereof, for each such offering made by TSII after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than TSII, the COMPANY and the Other Founding Companies or the stockholders thereof who receive shares of TSII Stock pursuant to the Other Agreements (collectively, the COMPANY and the Other Founding Companies or the stockholders thereof who receive shares of TSII Stock pursuant to the Other Agreements being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

         17.2 DEMAND REGISTRATION RIGHTS. At any time after the date two years after the Pre-Closing, the holders of a majority of the shares of TSII Stock issued to the Founding Stockholders pursuant to this Agreement and the Other Agreements which have not been previously registered or sold and which are not entitled to be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act may request in writing that TSII file a registration statement under the 1933 Act covering the

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registration of the shares of TSII Stock issued to the COMPANY  pursuant to this
Agreement and the Other Agreements then held by such Founding Stockholders (a "Demand Registration"). Within ten (10) days of the receipt of such request,
TSII  shall  give  written   notice  of  such  request  to  all  other  Founding
Stockholders and shall, as soon as practicable but in no event later than 45 days after notice from the COMPANY, file and use its best efforts to cause to become effective a registration statement covering all such shares. TSII shall
be  obligated  to  effect  only  one  Demand   Registration   for  all  Founding
Stockholders.

         Notwithstanding the foregoing paragraph, following such a demand a majority of TSII's disinterested directors (i.e., directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for a 60 day period.

         If at the time of any request by the Founding Stockholders for a Demand Registration TSII has fixed plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the Founding Stockholders' TSII Stock shall be initiated under this Section 17.2 until 90 days after the effective date of such registration unless TSII is no longer proceeding diligently to effect such registration; provided that TSII shall provide the Founding Stockholders the right to participate in such public offering pursuant to, and subject to, Section 17.1 hereof.

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         17.3 REGISTRATION PROCEDURES.  All expenses incurred in connection with the registrations under this Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by TSII. In connection with registrations under Sections 17.1 and 17.2, TSII shall (i) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the TSII Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 45 days (or such shorter period during which the Founding
Stockholders shall have sold all TSII Stock which they requested to be registered); (ii) use its best efforts to register and qualify the TSII Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the TSII Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder to enable the Founding Stockholders to sell their shares pursuant thereto.

         17.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 and 17.2 covering an underwritten registration public offering, TSII and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions (including indemnification provisions) as are customary

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in the  securities  business  for  such an  arrangement  between  such  managing underwriters and companies of TSII's size and investment stature.

         17.5 AVAILABILITY OF RULE 144. TSII shall not be obligated to register shares of TSII Stock held by the COMPANY at any time and only at such time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to the COMPANY.

18.      GENERAL

         18.1 COOPERATION. The COMPANY, STOCKHOLDERS and TSII shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The COMPANY shall cooperate and use its reasonable efforts to have the present officers, directors and the employees of the COMPANY cooperate with TSII on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

         18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of

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



the  parties   hereto,   the  successors  of  TSII,  and  the  heirs  and  legal
representatives of the STOCKHOLDERS.

         18.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS, the COMPANY and TSII and supersede any prior agreement and understanding relating to the subject matter of this Agreement, including but not limited to any letter of intent entered into by any of the parties hereto. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDERS, the COMPANY and TSII, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors.

         18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         18.5 BROKERS AND AGENTS. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

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         18.6  EXPENSES.  Whether or not the  transactions  herein  contemplated shall be consummated, TSII will pay the fees, expenses and disbursements of TSII and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by TSII under this Agreement, including the fees and expenses of Arthur Andersen, LLP, Akin, Gump, Strauss, Hauer & Feld, L.L.P., and any other person or entity retained by TSII, and the costs of preparing the Registration Statement and the COMPANY and the STOCKHOLDERS shall have no responsibility for the payment of any such monies associated with such services, except as set forth herein. The COMPANY shall pay the fees, expenses and disbursements of the STOCKHOLDERS, the COMPANY and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by the COMPANY and the STOCKHOLDERS under this Agreement, including the fees and expenses of accountants and legal counsel to the COMPANY and the STOCKHOLDERS, except as provided herein. Notwithstanding the foregoing, if the
transactions  contemplated  by  this  Agreement  are  consummated,   TSII  shall
reimburse the STOCKHOLDERS for such reasonable attorneys' fees and accounting fees upon the closing of the IPO up to $25,000 plus such additional fees, expenses and disbursements as are

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required by Section  3.5 and as  currently  set forth on Schedule  18.6 and such other costs and expenses as will be set forth on Schedule 18.6 prior to the Pre-Closing Date as costs or expenses incurred as a result of not structuring the transactions contemplated hereby as a merger. Subject to the foregoing, each STOCKHOLDER shall pay all sales, use, transfer, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the transactions contemplated hereby, other than Transfer Taxes, if any, imposed by the State of Delaware. In addition, if the transactions described in this
Agreement  do  not  close  other  than  by  reason  of  the   COMPANY's  or  any
STOCKHOLDER's breach of this Agreement, then TSII shall reimburse the COMPANY for all documented expenses and costs of dissolving the LLC and transferring the Assets back to the COMPANY, including without limitation Florida documentary stamp of deeds, and for present and future costs described on Schedule 18.6. Each STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER acknowledges that he or she, and not the COMPANY or TSII, shall pay all taxes due upon receipt of the consideration payable pursuant to Section 3 hereof, and shall assume all tax risks and liabilities of such STOCKHOLDER in connection with the transactions contemplated hereby, provided, however, the foregoing shall not in any way prejudice the ability of the STOCKHOLDERS and the COMPANY to rely upon the opinions contained in the opinion letter referenced in Annex IX. In the event that the COMPANY or the STOCKHOLDERS terminate this Agreement otherwise than pursuant to Section 12.1(i), (ii), (iv) or (v), the

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COMPANY shall  reimburse TSII for all documented  fees and expenses  incurred by
TSII that are directly associated with the acquisition of the LLC Interest as contemplated by this Agreement.

         18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

         (a)      If to TSII, addressed to it at:

                           Travel Services International, Inc.
                           c/o Alpine Consolidated, LLC
                           4701 Sangamore Road, PL 15
                           Bethesda, Maryland  20816
                           Attention:  Elan J. Blutinger

                  with copies to:

                           Akin, Gump, Strauss, Hauer &
                             Feld, L.L.P.
                           1333 New Hampshire Avenue, N.W.
                           Washington, D.C.  20036
                           Attention:  Bruce S. Mendelsohn

         (b) If to the STOCKHOLDERS, addressed to them at their addresses set forth on Annex IV, with copies to such counsel as is set forth with respect to each STOCKHOLDER on such Annex IV;

         (c)      If to the COMPANY, addressed to it at:

                           Cruises Only, Inc.
                           1011 East Colonial Drive
                           Orlando, Florida  32083
                           Attention:  Wayne Heller

                           and marked "Personal and Confidential"

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                  with copies to:

                           Mr. Mel Robinson
                           424 Wilderness Drive
                           Longwood, Florida  32779

                  and

                           Thomas P. Moran, Esq.
                           Moran & Shams, P.A.
                           111 North Orange Avenue-Suite 1200
                           Orlando, Florida  32801

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

         18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida, and any all proceedings pertaining to this Agreement shall be filed in the Circuit Court in and for Orange County, Florida.

         18.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         18.10 TIME. Time is of the essence with respect to this Agreement.

         18.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it
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


shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         18.12 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         18.13 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         18.14 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of TSII, the COMPANY and the STOCKHOLDERS. Any amendment or waiver effected in accordance with this Section 18.14 shall be binding upon each of the parties hereto, any other person receiving TSII Stock in connection with the transactions contemplated hereby and each future holder of such TSII Stock.

         18.15 DEFINED TERMS. Unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this
Agreement:

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


         "1933 Act" means the Securities Act of 1933, as amended.


         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "Acquired Party" means the COMPANY, any Subsidiary and any member of a Relevant Group.

         "Affiliates" has the meaning set forth in Section 5.8.

         "Agreement" has the meaning set forth in the first paragraph hereof.

         "A/R Aging Reports" has the meaning set forth in Section 5.11.

         "Assets" has the meaning set forth in Section 7.13.

         "Balance Sheet Date" has the meaning set forth in Section 5.9.

         "Charter Documents" has the meaning set forth in Section 5.1.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

         "COMPANY Stock" means the capital stock of the COMPANY.

         "Delaware GCL" has the meaning set forth in Section 1.5.

         "Demand Registration" has the meaning set forth in Section 17.2.

         "Environmental Laws" has the meaning set forth in Section 5.13.

         "ERISA" has the meaning set forth in Section 5.19.

         "Expiration Date" has the meaning set forth in Section 5(A).

         "Founding Companies" has the meaning set forth in the third recital of this Agreement.

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



         "Founding Stockholders" has the meaning set forth in Section 17.1.

         "Funding and Consummation Date" has the meaning set forth in Section 4.

         "Future Sale" has the meaning set forth in Section 15.2.

         "Indemnification Threshold" has the meaning set forth in Section 11.5.

         "Indemnified Party" has the meaning set forth in Section 11.3.

         "Indemnifying Party" has the meaning set forth in Section 11.3.

         "IPO" means the initial public offering of TSII Stock pursuant to the Registration Statement.

         "LLC" has the meaning set forth in Section 7.13.

         "LLC Interest" means all of the limited liability company interests in the LLC owned by the COMPANY.

         "Material Adverse Effect" has the meaning set forth in Section 5.1.

         "Material Documents" has the meaning set forth in Section 5.23.

         "Other Agreements" has the meaning set forth in the third recital of this Agreement.

         "Other Founding Companies" means all of the Founding Companies other than the Company.

         "Plans" has the meaning set forth in Section 5.19.

         "Pre-Closing" has the meaning set forth in Section 4.

         "Pre-Closing Date" has the meaning set forth in Section 4.

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



         "Pricing" means the date of determination by TSII and the Underwriters of the public offering price of the shares of TSII Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on the Pre-Closing Date.

         "Qualified Plans" has the meaning set forth in Section 5.20.

         "Registration Statement" means that certain registration statement on Form S-1 covering the shares of TSII Stock to be issued in the IPO.

         "Relevant Group" means the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member.

         "Restricted Common Stock" means the common stock of TSII, par value $0.01 per share, having the restricted voting rights and such other rights, preferences, restrictions and limitations as are set forth in the Certificate of Incorporation, as amended, of TSII on the Funding and Consummation Date.

         "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "SEC" means the United States Securities and Exchange Commission.

         "Statutory Liens" has the meaning set forth in Section 7.3.

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



         "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

         "Subsidiary" has the meaning set forth in Section 5.6.

         "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Territory" has the meaning set forth in Section 13.1.

         "Third Person" has the meaning set forth in Section 11.3.

         "Transfer Taxes" has the meaning set forth in Section 18.6.

         "TSII" has the meaning set forth in the first paragraph of this Agreement.

         "TSII Charter Documents" has the meaning set forth in Section 6.1.

         "TSII Financial Statements" has the meaning set forth in Section 6.6.

         "TSII Plan of Organization" has the meaning set forth in the fourth recital of this Agreement.

         "TSII Stock" means the common stock, par value $.01 per share, of TSII.

         "Underwriters" means the prospective underwriters in the IPO, as identified in the Registration Statement.

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                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

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




         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    TRAVEL SERVICES INTERNATIONAL, INC.


                                    By: /s/ Leonard Potter
                                        --------------------------------
                                       Name:__________________________
                                       Title:_________________________


                                    CRUISES ONLY, INC.


                                    By: /s/ Wayne Heller
                                       -------------------------------
                                       Wayne Heller
                                       President


                                    STOCKHOLDERS:

                                    /s/ Wayne Heller
                                    ----------------------------------
                                    Wayne Heller, Individually


                                    /s/ Judy Heller
                                    ----------------------------------
                                    Judy Heller, Individually




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